Exhibit 1.1

American Campus Communities Operating Partnership LP

2.250% Senior Notes due 2029

Fully and Unconditionally Guaranteed by

American Campus Communities, Inc.

UNDERWRITING AGREEMENT

October 5, 2021

BofA Securities, Inc.

One Bryant Park

New York, New York 10036

Wells Fargo Securities, LLC

550 South Tryon Street, 5th Floor

Charlotte, NC 28202

as Representatives of the several Underwriters

Ladies and Gentlemen:

American Campus Communities Operating Partnership LP, a Maryland limited partnership (the “Operating Partnership”) proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, $400,000,000 aggregate principal amount of the Operating Partnership’s 2.250% Senior Notes due 2029 (the “Notes”). The Notes will be fully and unconditionally guaranteed as to payment of the principal thereof, and premium, if any, and interest thereon (the “Guarantee”, and together with the Notes, the “Securities”) by American Campus Communities, Inc., a Maryland corporation (the “Company”). The Securities will be issued pursuant to an indenture, dated as of April 2, 2013 and as amended and supplemented by the First Supplemental Indenture, dated as of April 2, 2013 and the Second Supplemental Indenture, dated as of June 21, 2019, each as among the Operating Partnership, as issuer, the Company, as guarantor, and U.S. Bank as trustee (the “Trustee”) (together, the “Indenture”).

To the extent there are no additional Underwriters listed on Schedule I other than you, the term Representatives as used herein shall mean you, as Underwriters, and the terms Representatives and Underwriters shall mean either the singular or plural as the context requires.

The Company and the Operating Partnership have filed with the Securities and Exchange Commission (the “Commission”) an “automatic shelf registration statement,” as defined under Rule 405 (“Rule 405”) of the rules and regulations (the “1933 Act Regulations”) of the Commission promulgated under the Securities Act of 1933, as amended (the “1933 Act”), on Form S-3ASR (Nos. 333-255622 and 333-255622-01), including the related base prospectus, covering the registration of shares of common stock of the Company, shares of preferred stock of the

Company, warrants to purchase shares of common stock or preferred stock of the Company and debt securities of the Operating Partnership (including the Notes), which may be guaranteed by the Company (including the Guarantee), and the offer and sale thereof from time to time in accordance with Rule 415 of the 1933 Act Regulations. Such registration statement, and any post-effective amendment thereto, became effective upon filing with the Commission in accordance with Rule 462(e) of the 1933 Act Regulations (“Rule 462(e)”). Promptly after execution and delivery of this Agreement, the Operating Partnership will prepare and file a prospectus supplement relating to the Securities in accordance with the provisions of Rule 430B of the 1933 Act Regulations (“Rule 430B”) and paragraph (b) of Rule 424 of the 1933 Act Regulations (“Rule 424(b)”). Any information included in such prospectus supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of and included in such registration statement pursuant to Rule 430B is referred to herein as “Rule 430B Information.” Each base prospectus and prospectus supplement used in connection with the offering of the Securities that omitted Rule 430B Information, including the documents incorporated or deemed to be incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the time of execution of this Agreement, are referred to herein collectively as a “preliminary prospectus.” Such registration statement, at any given time, including any amendments thereto to such time, the exhibits and any schedules thereto at such time, the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act at such time and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act Regulations, is herein referred to as the “Registration Statement”; provided, however, that “Registration Statement” without reference to a time means the Registration Statement as of the time of the first contract of sale for the Securities, which time shall be considered the “new effective date” of the Registration Statement with respect to the Underwriters and the Securities (within the meaning of Rule 430B(f)(2)). The final base prospectus and the final prospectus supplement, in the form first furnished or made available to the Underwriters for use in connection with the offering of the Securities, including the documents incorporated or deemed incorporated by reference therein pursuant to Item 12 of Form S-3 under the 1933 Act prior to the time of the execution of this Agreement, are referred to herein collectively as the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” “disclosed,” “described” or “stated” in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package (as defined herein) (or other references of like import) shall be deemed to include all such financial statements and schedules and other information which is or is deemed to be incorporated by reference in or otherwise deemed by 1933 Act Regulations to be a part of or included in the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, prior to the execution of this Agreement; and all references in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus, the Prospectus or the General Disclosure Package shall be deemed to include the filing of any document under the Securities Exchange Act of 1934, as amended (the “1934 Act”), which is or is deemed to be incorporated by reference in or otherwise deemed by the 1933 Act Regulations to be a part of or included in the Registration Statement, such preliminary prospectus, the Prospectus or the General Disclosure Package, as the case may be, at or after the execution of this Agreement.

1.    Representations and Warranties. Each of the Company, the Operating Partnership and American Campus Communities Holdings, LLC, a Maryland limited liability company and wholly owned subsidiary of the Company (“ACCHL”, and together with the Company and the Operating Partnership, the “Transaction Entities”), jointly and severally represents and warrants to, and agrees with, each Underwriter as of the date hereof, as of the Applicable Time (as defined below) and as of the Closing Date, as follows:

(a)    The Operating Partnership and the Company meet the requirements for use of an automatic shelf registration statement on Form S-3 under the 1933 Act. The Registration Statement was filed by the Operating Partnership and the Company with the Commission not earlier than three years prior to the date hereof. The Registration Statement became effective under the 1933 Act upon filing with the Commission. The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405, and the Securities have been and remain eligible for registration by the Operating Partnership and the Company, as applicable, on an automatic shelf registration statement. No stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Operating Partnership or the Company, are contemplated by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Operating Partnership or the Company. No order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Operating Partnership or the Company, threatened or contemplated by the Commission or the securities authority of any jurisdiction. Any request on the part of the Commission for additional information has been complied with.

At the respective times the Registration Statement and any post-effective amendments thereto became effective, at each deemed effective date with respect to the Underwriters and the Securities pursuant to Rule 430B(f)(2), and at the Closing Date, the Registration Statement and any amendments and supplements thereto complied, complies and will comply in all material respects with the requirements of the 1933 Act, the 1933 Act Regulations and the Trust Indenture Act of 1939 as amended (the “Trust Indenture Act”), as applicable, and did not, does not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued or at the Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Any preliminary prospectus (including the prospectus filed as part of the Registration Statement or any amendment thereto) complied, and the Prospectus and any amendment or supplement thereto will comply, in each case when so filed, in all material respects with the 1933 Act and the 1933 Act Regulations and any such preliminary prospectus and the Prospectus delivered or made available to the Underwriters for use in connection with the offering of Securities was and will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

At the Applicable Time, each Issuer Free Writing Prospectus (as defined below) identified on Schedule II and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

The representations and warranties in the preceding three paragraphs shall not apply to (a) that part of the Registration Statement which shall constitute the Statement of Eligibility (Form T-1) of the Trustee under the Trust Indenture Act, or (b) statements in or omissions from the Registration Statement, or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendments or supplements thereto, made in reliance upon and in conformity with information furnished to the Operating Partnership in writing by the Representatives on behalf of the Underwriters expressly for use in the Registration Statement or any post-effective amendment thereto, or the Prospectus or the General Disclosure Package, or any amendments or supplements thereto, as the case may be.

As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 3:00 p.m., New York City time, on October 5, 2021 or such other time as agreed by the Operating Partnership and the Underwriters.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Securities (including any identified on Schedule II hereto) that (i) is required to be filed with the Commission by the Operating Partnership or the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) is exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Securities or of the offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Operating Partnership’s records pursuant to Rule 433(g).

“Statutory Prospectus” means the most recent preliminary prospectus distributed by the Underwriters to prospective purchasers of the Securities prior to the execution of this Agreement.

(b)    The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), as applicable, and, when read together with the other information in the Registration Statement, the General Disclosure Package or the Prospectus, as the case may be, (a) at the time the Registration Statement became effective, (b) at the earlier of the time the Prospectus was first used and the date and time of the first contract of sale of the Securities, and (c) at the Closing Date, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(c)    (A) At the original effectiveness of the Registration Statement, (B) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), (C) at the time the Operating Partnership or the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) of the 1933 Act Regulations) made any offer relating to the Securities in reliance on the exemption of Rule 163 of the 1933 Act Regulations, and (D) as of the execution of this Agreement, the Company is a “well-known seasoned issuer,” as defined in Rule 405.

(d)    (i) At the original effectiveness of the Registration Statement, (ii) at the earliest time after the original effectiveness of the Registration Statement that the Operating Partnership or the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) of the 1933 Act Regulations) of the Securities and (iii) as of the execution of this Agreement (with such time of execution being used as the determination date for purposes of this clause (iii)), neither the Operating Partnership nor the Company was or is an “ineligible issuer,” as defined in Rule 405, without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Operating Partnership or the Company be considered an ineligible issuer.

(e)    Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Operating Partnership notified or notifies the Underwriters as described in Section 5(c) hereof, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the General Disclosure Package or the Prospectus, including any document incorporated or deemed incorporated by reference therein and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any such Issuer Free Writing Prospectus based upon and in conformity with information furnished to the Operating Partnership in writing by the Representatives on behalf of the Underwriters expressly for use therein.

(f)    The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with full power and authority (corporate and other) to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee; the Company is duly qualified to do business as a foreign corporation and is in good standing in each other jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, individually or in the aggregate, a material adverse effect on the condition (financial or otherwise), business, earnings, properties, assets or prospects of the Transaction Entities and the Subsidiaries (as defined in Section 1(i) hereof), taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(g)    The Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Maryland, with full power and authority (limited partnership and other) to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement, the Indenture and the Notes; and the Company is duly qualified to do business as a foreign limited partnership and is in good standing in each other jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect.

(h)    ACCHL has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Maryland, is duly qualified to do business as a foreign limited liability company and is in good standing in each other jurisdiction in which its ownership or lease of property or the operation of its properties or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or reasonably be expected to have, a Material Adverse Effect, and has full power and authority necessary to own or lease, as the case may be, its properties and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus; and ACCHL is the sole general partner of the Operating Partnership.

(i)    Each direct or indirect subsidiary of the Company, other than ACCHL and the Operating Partnership (each, a “Subsidiary” and collectively, the “Subsidiaries”), has been duly formed and is validly existing as a corporation, limited partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its organization, with full power and authority (corporate and other) to own, lease and operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, except where the failure to be in good standing would not have, or be reasonably expected to have, a Material Adverse Effect, and is duly qualified to do business as a foreign corporation, partnership or limited liability company and is in good standing in each other jurisdiction in which its ownership, lease or operation of property or the conduct of its business requires such qualification, except where the failure to so qualify would not have, or be reasonably expected to have, a

Material Adverse Effect; all of the issued and outstanding capital stock or other ownership interests of ACCHL and each Subsidiary have been duly authorized and validly issued and are fully paid and nonassessable and were offered in compliance with all applicable federal and state securities laws in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, ACCHL’s membership interests and each Subsidiary’s capital stock or other ownership interests are, and at the Closing Date will be, owned by the Company, directly or through subsidiaries, free and clear of any security interests, liens, mortgages, encumbrances, pledges, claims, defects or other restrictions of any kind (collectively, “Liens”), except where such Liens would not have, or reasonably be expected to have, a Material Adverse Effect; none of such equity interests were issued in violation of the preemptive or other similar rights of any securityholder of ACCHL or such Subsidiary; and except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for equity interests or other securities of ACCHL or any Subsidiary.

(j)    The Operating Partnership’s authorized capitalization is as set forth in the documents incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, shares of capital stock of or ownership interests in the Company are outstanding.

(k)    The outstanding common units of limited partnership in the Operating Partnership (the “OP Units”) have been duly authorized for issuance by the Operating Partnership and are validly issued. The OP Units have been offered, issued and sold in compliance with all applicable laws (including, without limitation, federal and state securities laws) in all material respects and conform to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus in all material respects. None of the OP Units or the profit interest units in the Operating Partnership (“PIUs”) were issued in violation of the preemptive or other similar rights of any securityholder of the Operating Partnership. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no outstanding options, rights (preemptive or otherwise) or warrants to purchase or subscribe for OP Units, PIUs or other securities of the Operating Partnership.

(l)    The Indenture has been duly qualified under the Trust Indenture Act; the Indenture has been duly authorized, executed and delivered by each of the Operating Partnership and the Company; and the Indenture constitutes a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity.

(m)    The Notes, when issued, will be in the form contemplated by the Indenture, and, at the Closing Date, will have been duly authorized for issuance and sale pursuant to this Agreement and the Indenture and duly executed by the Operating Partnership, and, when authenticated in the manner provided for in the Indenture and paid for by the Underwriters in accordance with the terms of this Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity, and will be entitled to the benefits of the Indenture.

(n)    The Guarantee is in the form contemplated by the Indenture, has been duly authorized, executed and delivered by the Company and, when the Notes are paid for by the Underwriters in accordance with the terms of this Agreement, will constitute the valid and legally binding obligation of the Company with respect to the Notes, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting the rights and remedies of creditors or by general equitable principles.

(o)    The Securities and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(p)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no contracts, agreements or understandings between the Transaction Entities and any person that would give rise to a valid claim against the Transaction Entities or any Underwriter for a brokerage commission, finder’s fee or other like payment in connection with the offering of the Securities.

(q)    There are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person any registration rights with respect to any of their respective securities that are exercisable as a result of the filing or effectiveness of the Registration Statement, the General Disclosure Package and the Prospectus.

(r)    None of the Transaction Entities or the Subsidiaries (i) is in violation of its charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational documents, (ii) is in default (whether with or without the giving of notice or passage of time or both) in the performance or observance of any obligation, agreement, term, covenant or condition contained in a contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease, ground lease, development agreement, reciprocal easement agreement, deed restriction, utility agreement, management agreement or other agreement or instrument to which it is a party or by which it is bound, or to which any of the Properties (as hereinafter defined) or any of its other property or assets is subject (collectively, “Agreements and Instruments”), or (iii) is in violation of any statute, law, ordinance, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority to which it or the Properties or any of its other properties or assets is subject, except, in the case of clauses

(ii) and (iii), for such defaults or violations that would not have, or reasonably be expected to have, a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and, as applicable, the Notes and the Guarantee or the performance by the Transaction Entities of their respective obligations thereunder.

(s)    No consent, approval, authorization, filing with or order of any court or governmental agency or body is required to be made or obtained by the Transaction Entities or the Subsidiaries in connection with the transactions contemplated by this Agreement, except such consents, approvals, authorizations, filings or orders (i) as have been obtained under the 1933 Act, (ii) as may be required under the state securities or blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus, and (iii) the absence of which would not have, or reasonably be expected to have, a Material Adverse Effect.

(t)    The execution, delivery and performance of this Agreement by the Transaction Entities party hereto and consummation of the transactions contemplated by this Agreement do not and will not (whether with or without the giving of notice or passage of time or both) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default (or give rise to any right of termination, acceleration, cancellation, repurchase or redemption) or Repayment Event (as hereinafter defined) under, or result in the creation or imposition of a Lien (other than those described in the Registration Statement, the General Disclosure Package and the Prospectus) upon any property or assets of any of the Transaction Entities or the Subsidiaries pursuant to, (i) any statute, law, rule, ordinance, regulation, judgment, order or decree of any court, domestic or foreign, regulatory body, administrative agency, governmental body, arbitrator or other authority, domestic or foreign, having jurisdiction over any of the Transaction Entities or the Subsidiaries or any of their properties or assets, (ii) any term, condition or provision of any Agreements or Instruments, or (iii) the charter, by-laws, certificate of formation, operating agreement or partnership agreement or similar organizational documents, as applicable, of any of the Transaction Entities or the Subsidiaries, except, in the case of clauses (i) and (ii), for such conflicts, breaches, defaults, violations, rights, Repayment Events or Liens that are disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or as would not have, or reasonably be expected to have, a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and, as applicable, the Notes and the Guarantee or the performance by the Transaction Entities of their respective obligations thereunder. As used herein, “Repayment Event” means any event or condition which, without regard to compliance with any notice or other procedural requirements, gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by any of the Transaction Entities or the Subsidiaries.

(u)    This Agreement has been duly and validly authorized, executed and delivered by each of the Company and the Operating Partnership; the Operating

Partnership Agreement has been duly and validly authorized, executed and delivered by the Transaction Entities party thereto and, to the knowledge of the Company or the Operating Partnership, by each of the other parties thereto; and each of this Agreement and the Operating Partnership Agreement, assuming due authorization, execution and delivery by the parties thereto (other than the Transaction Entities), is a valid and legally binding agreement of each of the Transaction Entities party thereto, enforceable against the Transaction Entities party thereto in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to creditors’ rights or by general principles of equity and except as rights to indemnify and contribution thereunder may be limited by applicable law or policies underlying such law.

(v)    The Transaction Entities and the Subsidiaries possess all certificates, authorities, licenses, consents, approvals, permits and other authorizations (“Licenses”) issued by appropriate governmental agencies or bodies or third parties necessary to conduct the business now operated by them or proposed to be operated by them, are in compliance with the terms and conditions of all such Licenses, and have not received any notice of proceedings relating to the revocation or modification of any such Licenses except where the failure to possess any such License or to comply with any of its terms and conditions, or an adverse determination in any proceeding, would not individually or in the aggregate have, or reasonably be expected to have, a Material Adverse Effect.

(w)    The consolidated financial statements of the Operating Partnership and of the Company and their respective subsidiaries included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, together with the related schedules and notes, present fairly in all material respects the consolidated financial position of the Operating Partnership and the Company at the dates indicated and the consolidated results of operations, change in owners’ equity and cash flows of the Operating Partnership and of the Company for the periods specified; and said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto and subject to normal year-end adjustments in the case of any unaudited interim financial statements) and have been prepared on a consistent basis with the books and records of the Operating Partnership and the Company; the supporting schedules included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly in accordance with GAAP the information required to be stated therein; the historical summaries of revenue and certain operating expenses of properties included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, if any, present fairly the revenues and operating expenses included in such summaries for the periods specified in conformity with GAAP; the selected financial data and the summary financial information included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus; no other historical or pro forma financial statements (or schedules) are required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations to be included or incorporated or deemed incorporated by reference in the Registration Statement or the Prospectus except those so included or incorporated or deemed incorporated by reference therein; all disclosures contained in the Registration Statement, the General Disclosure Package or the Prospectus, if any, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G under the 1934 Act and Item 10 of Regulation S-K of the 1933 Act Regulations, to the extent applicable; and the interactive data in eXtensible Business Reporting Language incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

(x)    Ernst & Young LLP, which has certified certain financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus, is an independent registered public accounting firm within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board and as required by the 1933 Act.

(y)    There are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement by the Operating Partnership and the Company, the issuance or sale of the Notes by the Operating Partnership or the issuance of the Guarantee by the Company.

(z)    The Company, beginning with its taxable year ended December 31, 2004, has been organized and operated, and as of the Closing Date, will continue to be organized and operated, in conformity with the requirements for qualification and taxation as a real estate investment trust (a “REIT”) under the Internal Revenue Code 1986, as amended (the “Code”), and the current and proposed method of operation of the Company, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as represented by the Transaction Entities, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified for taxation as a REIT under the Code.

(aa)    All federal, state, local and foreign tax returns or valid extensions filed for, and reports required to be filed by any of the Transaction Entities or the Subsidiaries, in each case, to the extent material (“Returns”), have been timely filed; all such Returns are true, correct and complete in all material respects; and all federal, state, county, local or foreign taxes, charges, fees, levies, fines, penalties or other assessments, including all net income, gross income, sales and use, ad valorem, transfer, gains, profits, excise, franchise, real and personal property, gross receipts, capital stock, disability, employment, pay-roll, license, estimated, stamp, custom duties, severance or withholding taxes or charges imposed by any Governmental Authority (as defined hereafter) (including any interest and penalties (civil or criminal) on or additions to any such taxes and any expenses incurred in connection with the determination, settlement or litigation of any tax liability), in each case, to the extent material (“Taxes”), shown in such Returns or on assessments received by any of the Transaction Entities or the Subsidiaries or otherwise due and payable or claimed to be due and payable by any Governmental Authority, have been paid, except for any such tax, charge, fee, levy, fine, penalty or other assessment that (i) is currently being contested in good faith, (ii) would not have, or reasonably be expected to have, a Material Adverse Effect or (iii) is described in the Registration Statement, the General Disclosure Package and the Prospectus; none of the Transaction Entities or the Subsidiaries has requested any extension of time within which to file any Return, which Return has not since been filed within the extended time; none of the Transaction Entities or the Subsidiaries has executed any outstanding waivers or comparable consents regarding the application of the statute of limitations with respect to any Taxes or Returns; and no audits or other administrative proceedings or court proceedings are presently pending nor threatened against any of the Transaction Entities or the Subsidiaries with regard to any Taxes or Returns of any of the Transaction Entities or the Subsidiaries, and no taxing authority has notified any of the Transaction Entities or the Subsidiaries in writing that it intends to investigate its Tax affairs.

(bb)    Each of the Transaction Entities and the Subsidiaries has complied in all material respects with the provisions of the Code relating to the payment and withholding of Taxes, including, without limitation, the withholding and reporting requirements under Sections 1441 through 1446, 3401 through 3406, and 6041 and 6049 of the Code, as well as similar provisions under any other laws, and has, within the time and in the manner prescribed by law, withheld and paid over to the proper governmental authorities all material amounts required in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

(cc)    None of the Transaction Entities or the Subsidiaries (including any predecessor entities) has distributed, or prior to the later of the Closing Date and the completion of the distribution of the Securities, will distribute, any offering material in connection with the offering or sale of the Securities other than the Registration Statement, the General Disclosure Package and the Prospectus and any other written materials consented to by the Representatives pursuant to Section 5(f) hereof (it being understood that no representation is made with respect to any other materials distributed by the Representatives).

(dd)    Each of the Transaction Entities and the Subsidiaries is in compliance, in all material respects, with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which any of the Transaction Entities would have any liability; none of the Transaction Entities or the Subsidiaries has incurred or expects to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Sections 412 or 4971 of the Code, including the regulations and published interpretations thereunder; and each “pension plan” for which any of the Transaction Entities or the Subsidiaries would have any liability and that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects, and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification, except where the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect.

(ee)    To the knowledge of the Transaction Entities, no portion of the assets of the Transaction Entities and the Subsidiaries constitutes “plan assets” of an employee benefit plan as defined in and subject to Title I of ERISA or a plan as defined in and subject to Section 4975 of the Code.

(ff)    (1) The Transaction Entities or the Subsidiaries or any joint ventures in which the Transaction Entities or any Subsidiary owns an interest, as the case may be, will have good and marketable fee simple title or leasehold title to all of the properties and other assets owned or leased by them described in the Registration Statement, the General Disclosure Package and the Prospectus as owned by the Transaction Entities or the Subsidiaries or the applicable joint venture (the “Properties”), in each case, free and clear of all Liens, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus or such as would not have, or reasonably be expected to have, a Material Adverse Effect; (2) all Liens on or affecting the Properties that are required to be disclosed in the Registration Statement, the General Disclosure Package and the Prospectus are disclosed therein and none of the Transaction Entities or the Subsidiaries is in default under any such Lien except for such defaults that would not have, or reasonably be expected to have, a Material Adverse Effect; (3) none of the Transaction Entities is in violation of any municipal, state or federal law, rule or regulation concerning the Properties or any part thereof which violation would have, or reasonably be expected to have, a Material Adverse Effect; (4) each of the Properties complies with all applicable zoning laws, laws, ordinances, regulations, development agreements, reciprocal easement agreements, ground or airspace leases and deed restrictions or other covenants, except where the failure to comply would not have, or reasonably be expected to have, a Material Adverse Effect or could not result in a forfeiture or reversion of title; and (5) none of the Transaction Entities or the Subsidiaries has received from any Governmental Authority any written notice of any condemnation of or zoning change materially affecting the Properties or any part thereof, and none of the Transaction Entities or the Subsidiaries knows of any such condemnation or zoning change which is threatened and which if consummated would have, or reasonably be expected to have, a Material Adverse Effect.

(gg)    Each of the Transaction Entities and the Subsidiaries is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are generally deemed prudent and customary in the businesses in which they are or will be engaged as described in the Registration Statement, the General Disclosure Package and the Prospectus; all policies of insurance and fidelity or surety bonds insuring any of the Transaction Entities or the Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; each of the Transaction Entities and the Subsidiaries is in compliance with the terms of such policies and instruments in all material respects; except as described in the Registration Statement, the General Disclosure Package and the Prospectus, there are no material claims by any of the Transaction Entities or the

Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and, except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, none of the Transaction Entities or the Subsidiaries has been refused any insurance coverage sought or applied for; and none of the Transaction Entities or the Subsidiaries has any reason to believe that any of them will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue to conduct its business as currently conducted or as proposed to be conducted in the Registration Statement, the General Disclosure Package and the Prospectus at a cost that would not have a Material Adverse Effect.

(hh)    Except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, the mortgages and deeds of trust encumbering the Properties, including, without limitation, the participating properties, and real property (and improvements thereon) owned or leased by any of the Transaction Entities or the Subsidiaries are described in the Registration Statement, the General Disclosure Package and the Prospectus and are not convertible and none of the Transaction Entities, the Subsidiaries, or any person affiliated therewith holds a participating interest therein, and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property other than the Properties.

(ii)    The Operating Partnership or a Subsidiary has title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) in each of the Properties covering such risks and in such amounts as are commercially reasonable for the assets owned or leased by them and that are consistent with the types and amounts of insurance typically maintained by owners and operators of similar properties, and in each case such title insurance is in full force and effect.

(jj)    Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, (i) the Transaction Entities and the Subsidiaries and the Properties have been and are in material compliance with, and none of the Transaction Entities or the Subsidiaries has any material liability under, applicable Environmental Laws (as hereinafter defined), (ii) none of the Transaction Entities, the Subsidiaries, or, to the knowledge of the Transaction Entities, the prior owners or occupants of the property at any time or any other person or entity (including adjacent landowners or lessees) has at any time released (as such term is defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. §§ 9601-9675 (“CERCLA”)) or otherwise disposed of or dealt with, Hazardous Materials (as hereinafter defined) on, to or from the Properties or other assets owned by the Transaction Entities or the Subsidiaries, except for such releases or dispositions as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability and that would not require disclosure pursuant to Environmental Laws, (iii) the Transaction Entities do not intend to use the Properties or other assets owned by any of the Transaction Entities or the Subsidiaries or any subsequently acquired properties, other than in material compliance with applicable Environmental Laws, (iv) none of the Transaction Entities or the Subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to the Properties, or onto lands or other assets owned by the Transaction Entities or the Subsidiaries from which Hazardous Materials might seep, flow or drain into such waters except for such as would not be reasonably likely to cause the Transaction Entities or the Subsidiaries to incur material liability, (v) none of the Transaction Entities or the Subsidiaries has received any notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law or common law by any Governmental Authority or any third party with respect to the Properties or the assets described in the Registration Statement, the General Disclosure Package and the Prospectus or arising out of the conduct of the Transaction Entities or the Subsidiaries, except for such claims that would not be reasonably likely to cause the Transaction Entities to incur material liability and that would not require disclosure pursuant to Environmental Laws and (vi) neither the Properties nor any other land or other assets currently owned by any of the Transaction Entities or the Subsidiaries is included or, to the best of the Transaction Entities’ and the Subsidiaries’ knowledge, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency (the “EPA”) or, to the best of the Transaction Entities’ and the Subsidiaries’ knowledge, proposed for inclusion on any similar list or inventory issued pursuant to any other applicable Environmental Law or issued by any other Governmental Authority; and, to the knowledge of the Transaction Entities and the Subsidiaries, there have been no and are no (i) aboveground or underground storage tanks, (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment, (iii) asbestos or asbestos containing materials, (iv) lead based paints, (v) dry-cleaning facilities, or (vi) wet lands, in each case in, on, under, or adjacent to any Property or other assets owned by the Transaction Entities or the Subsidiaries the existence of which has had, or is reasonably expected to have, a Material Adverse Effect.

As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, hazardous materials, hazardous wastes, toxic substances, or related materials, asbestos or any hazardous material as defined by any applicable federal, state or local environmental law, ordinance, statute, rule or regulation, including, without limitation, CERCLA, the Hazardous Materials Transportation Act, as amended, 49 U.S.C. §§5101-5128, the Solid Waste Disposal Act, as amended, 42 U.S.C. §§ 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. §§ 11001-11050, the Toxic Substances Control Act, 15 U.S.C. §§ 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. §§ 136-136y, the Clean Air Act, 42 U.S.C. §§ 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. §§ 1251-1387, the Safe Drinking Water Act, 42 U.S.C. §§ 300f-300j-26, and the Occupational Safety and Health Act, 29 U.S.C. §§ 651-678, as any of the above statutes may be amended from time to time, and in the regulations promulgated pursuant to any of the foregoing (including environmental statutes not specifically defined herein) (individually, an “Environmental Law” and collectively, “Environmental Laws”) or by any federal, state or local governmental authority having or claiming jurisdiction over the Properties and other assets described in the Registration Statement, the General Disclosure Package and the Prospectus (a “Governmental Authority”).

(kk)    No labor disturbance by or dispute with the employees of any of the Transaction Entities or the Subsidiaries exists or, to the knowledge of the Transaction Entities, is threatened or imminent, and the Transaction Entities are not aware of any existing or, to the knowledge of the Transaction Entities, imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, that would have a Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(ll)    The Transaction Entities and the Subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Transaction Entities’ business as now conducted or as proposed in the Registration Statement, the General Disclosure Package and the Prospectus to be conducted and except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, (a) to the knowledge of the Company or the Operating Partnership, there are no rights of third parties to any such Intellectual Property, (b) to the knowledge of the Company or the Operating Partnership, there is no material infringement by third parties of any such Intellectual Property, (c) there is no pending or, to the knowledge of the Company or the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the Transaction Entities’ rights in or to any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim, (d) there is no pending or, to the knowledge of the Company or the Operating Partnership, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the Transaction Entities are unaware of any facts which would form a reasonable basis for any such claim and (e) there is no pending or, to the knowledge of the Company or the Operating Partnership, threatened action, suit, proceeding or claim by others that the Transaction Entities infringe or otherwise violate any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Transaction Entities are unaware of any other fact which would form a reasonable basis for any such claim.

(mm)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, there are no pending actions, suits or proceedings against or affecting any of the Transaction Entities, the Subsidiaries or any of the Properties or other assets that, if determined adversely to any of the Transaction Entities or the Subsidiaries, would have, or reasonably be expected to have, a Material Adverse Effect, or would materially and adversely affect the ability of the Transaction Entities to perform their obligations under this Agreement, or which are otherwise material in the context of the sale of the Securities; and no such actions, suits or proceedings are, to the Transaction Entities’ knowledge, threatened or contemplated.

(nn)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, since the date of the latest audited financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package or the Prospectus, (1) there has been no

Material Adverse Effect, (2) there have been no transactions entered into by any of the Transaction Entities or the Subsidiaries which are material with respect to the Transaction Entities and their Subsidiaries taken as a whole, (3) none of the Transaction Entities or the Subsidiaries has incurred any obligation or liability, direct, contingent or otherwise that is or would be material to the Transaction Entities and the Subsidiaries taken as a whole and (4) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership with respect to its OP Units, PIUs or other securities, if any.

(oo)    None of the Transaction Entities nor any Subsidiary is, or after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the General Disclosure Package and the Prospectus will be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “1940 Act”).

(pp)    There is no franchise, contract or other document to which any of the Transaction Entities or the Subsidiaries is a party that is required by the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required.

(qq)    No relationship, direct or indirect, exists between or among any of the Transaction Entities on the one hand, and the directors, officers, stockholders, customers or suppliers of the Transaction Entities on the other hand, which is required pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations to be described in the Registration Statement, the General Disclosure Package or the Prospectus which is not so described.

(rr)    Except (i) to the extent not required to be described or filed pursuant to the 1933 Act, the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, (ii) as described in the Registration Statement, the General Disclosure Package and the Prospectus or (iii) for the agreements referred to herein, none of the Transaction Entities’ or the Subsidiaries’ directors, officers, interest holders, stockholders, members, partners, members of management, other employees or their respective affiliates is a party to any contracts or agreements with any of the Transaction Entities or the Subsidiaries and none of the Transaction Entities’ or the Subsidiaries’ directors, officers, interest holders, members, partners, members of management, other employees or their respective affiliates owns any property or right, tangible or intangible, which is used in any material manner by any of the Transaction Entities or the Subsidiaries.

(ss)    Each of the Transaction Entities and the Subsidiaries (i) makes and keeps accurate books and records in all material respects and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management’s authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements in conformity with GAAP and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management’s authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and since the end of each of the Operating Partnership and the Company’s most recent audited fiscal year, there has been (I) no material weakness in the Operating Partnership or the Company’s respective internal control over financial reporting (whether or not remediated) and (II) no change in the Operating Partnership or the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the effectiveness of the Operating Partnership’s or the Company’s internal control over financial reporting.

(tt)    The Transaction Entities and the Subsidiaries employ disclosure controls and procedures that are designed to ensure that information required to be disclosed by them in the reports filed or submitted under the 1934 Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms, and is accumulated and communicated to management, including the principal executive officer or officers and principal financial officer or officers, as appropriate, to allow timely decisions regarding disclosure.

(uu)    The operations of the Transaction Entities and the Subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Operating Partnership or the Company, threatened.

(vv)    None of the Transaction Entities, any of the Subsidiaries or, to the knowledge of the Transaction Entities, any director, officer, agent or employee of the Transaction Entities or the Subsidiaries is currently included on the List of Specially Designated Nationals and Blocked Persons (the “SDN List”) maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or is the subject or target of any sanctions administered or enforced by the U.S. Government (including, without limitation, OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Transaction Entities shall not directly or indirectly use the proceeds of the offering of the Securities, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, (i) for the purpose of financing the activities of any person currently included on the SDN List maintained by OFAC or (ii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as initial purchaser, advisor, investor or otherwise) of Sanctions.

(ww)    Neither the Transaction Entities or the Subsidiaries nor, to the knowledge of the Transaction Entities, any director, officer, agent or employee of the Transaction Entities or the Subsidiaries is aware of or has taken any action, directly or indirectly, that would (i) result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Transaction Entities and the Subsidiaries have conducted their businesses in compliance with the FCPA, or (ii) result in a violation of any provision of the Bribery Act 2010 of the United Kingdom.

(xx)    None of the Transaction Entities, the Subsidiaries or, to the knowledge of the Operating Partnership and the Company, their respective officers, directors, members or controlling persons has taken, or will take, directly or indirectly, any action designed to or that might reasonably be expected to result in a violation of Regulation M under the 1934 Act or cause or result in stabilization or manipulation of the price of the Notes.

(yy)    The Operating Partnership intends to apply the net proceeds from the sale of the Securities substantially in accordance with the description set forth in the General Disclosure Package and the Prospectus under the heading “Use of Proceeds.”

(zz)    Each of the Operating Partnership and any other Subsidiary that is a partnership or a limited liability company has been properly classified either as a partnership or as an entity disregarded as separate from the Company for federal income tax purposes throughout the period from its formation through the date hereof.

(aaa)    Except as described in or contemplated by the Registration Statement, the General Disclosure Package and the Prospectus, none of the Operating Partnership or the Subsidiaries is currently prohibited, directly or indirectly, from paying any distributions to the Company or the Operating Partnership, as applicable, to the extent permitted by applicable law, from making any other distribution on their partnership interests, or from repaying to the Operating Partnership or the Company any loans or advances made to such party.

(bbb)    There is and has been no failure on the part of the Operating Partnership or the Company or any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, in each case, to the extent the Sarbanes-Oxley Act applies to the Operating Partnership or the Company, as applicable.

(ccc)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, to the Company’s knowledge, there has been no security breach or other compromise of or relating to any of the Company’s or the Subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective residents, customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (collectively, “IT Systems and Data”), except for those that have been remedied without material cost or liability or the duty to notify any other person, and (i) the Company and the Subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach or other compromise to their IT Systems and Data; (ii) the Company and the Subsidiaries are presently in compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification, except as would not, in the case of this clause (ii), individually or in the aggregate, have a Material Adverse Effect; and (iii) the Company and the Subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices or otherwise as the Company deems adequate for its and the Subsidiaries’ business.

Any certificate signed by any officer or representative of the Transaction Entities and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by each of the Transaction Entities, as to matters covered thereby, to each Underwriter.

2.    Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Operating Partnership agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Operating Partnership, at a purchase price of 99.303% of the aggregate principal amount thereof, the principal amount of the Notes set forth opposite such Underwriter’s name in Schedule I hereto, together with any additional Notes such Underwriter may become obligated to purchase pursuant to the provisions of Section 9 of this Agreement.

3.    Delivery and Payment. Delivery of and payment for the Securities shall be made at 10:00 a.m., New York City time, at the offices of Sidley Austin LLP, 787 Seventh Avenue, New York, New York 10019, on October 7, 2021, or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Operating Partnership or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Notes shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Operating Partnership by wire transfer payable in same-day funds to an account specified by the Operating Partnership.

The Notes shall be issued in book-entry only form through the facilities of The Depository Trust Company (“DTC”) and shall be represented by one or more global certificates in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Date. The certificates representing the Notes will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 a.m., New York City time, one full business day prior to the Closing Date.

4.    Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the General Disclosure Package and the Prospectus.

5.    Agreements. Each of the Operating Partnership and the Company, jointly and severally, agrees with the several Underwriters that:

(a)    The Operating Partnership and the Company will comply, subject to the remainder of this clause (a), with the requirements of Rule 430B. Prior to the termination of the offering of the Securities, the Operating Partnership and the Company will not use or file any amendment of the Registration Statement or amendment or supplement to the General Disclosure Package or the Prospectus or any new registration statement relating to the Securities unless the Operating Partnership and the Company have furnished you a copy for your review prior to filing and will not file any such proposed amendment, supplement, or new registration statement to which you reasonably object. The Operating Partnership and the Company has given the Representatives notice of any filings made pursuant to the 1934 Act or 1934 Act Regulations within 48 hours prior to the Applicable Time. The Operating Partnership and the Company will cause the Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Operating Partnership and the Company will promptly advise the Representatives (a) of the effectiveness of any amendment to the Registration Statement or any new registration statement relating to the Securities, (b) of the transmittal to the Commission for filing of any supplement or amendment to the Prospectus or any document to be filed pursuant to the 1934 Act, (c) of the receipt of any comments from the Commission with respect to the Registration Statement or Prospectus or documents incorporated or deemed to be incorporated by reference therein, (d) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information relating thereto, (e) of the issuance of any stop order by the Commission suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or any order preventing or suspending the use of any preliminary prospectus or the Prospectus or the institution or threatening of any proceedings for that purpose or of any examination pursuant to Section 8(d) or 8(e) of the 1933 Act concerning the Registration Statement, (f) if the Operating Partnership or the Company becomes the subject of a proceeding under Section 8A of the 1933 Act in connection with the offering of the Securities, and (g) of the receipt by the Operating Partnership or the Company of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. Each of the Operating Partnership and the Company will use its best efforts to prevent the issuance of any such order or the suspension of any such qualification, and, if issued, to obtain as soon as possible, the withdrawal thereof.

The Operating Partnership shall pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and

457(r) of the 1933 Act Regulations (including, if applicable, by updating the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b)).

(b)    If, immediately prior to the third anniversary of the initial effective date of the Registration Statement (the “Renewal Deadline”), any Securities remain unsold by the Underwriters, the Operating Partnership and the Company will, prior to that date, (i) promptly notify you and (ii) promptly file, if it has not already done so and is eligible to do so, an automatic shelf registration statement relating to the Securities, in a form satisfactory to you. If at the Renewal Deadline the Operating Partnership and the Company are not eligible to file an automatic shelf registration statement, the Operating Partnership and the Company will, if they have not already done so, (i) promptly notify you, (ii) promptly file, if they have not already done so, a new registration statement on the proper form relating to such Securities, in a form satisfactory to you, (iii) use their best efforts to cause such registration statement to be declared effective within 180 days after that date and (iv) promptly notify you of such effectiveness. References herein to the “Registration Statement” shall include such automatic shelf registration statement or such new shelf registration statement, as the case may be.

(c)    If, at any time when a prospectus relating to the Securities is required to be delivered (or but for the exception afforded by Rule 172 of the 1933 Act Regulations (“Rule 172”) would be required to be delivered) under the 1933 Act, any event or development occurs as a result of which the Registration Statement or the Prospectus would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein (in the case of the Prospectus, in the light of the circumstances under which they were made) not misleading, or if it shall be necessary to amend the Registration Statement or amend or supplement the Prospectus to comply with the 1933 Act or the 1933 Act Regulations or to file a new registration statement relating to the Securities, the Operating Partnership and the Company promptly will (1) notify the Representatives of any such event or development, (2) prepare and file with the Commission, subject to Section 5(a) hereof, such amendment, supplement or new registration statement which will correct such statement or omission, effect such compliance or satisfy such filing requirement, (3) use their best efforts to have any such amendment to the Registration Statement or new registration statement declared effective as soon as possible (if not an automatic shelf registration statement) and (4) supply any amended or supplemented Prospectus to the Underwriters in such quantities as they may reasonably request. If, at any time after the date hereof, an event or development occurs as a result of which the General Disclosure Package contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is used, not misleading, the Operating Partnership and the Company promptly will (1) notify the Representatives of any such event or development, (2) prepare, subject to Section 5(a) hereof, an amendment or supplement to the General Disclosure Package to eliminate or correct such untrue statement or omission and (3) supply any amended or supplemented General Disclosure Package to the Underwriters in such quantities as they may reasonably request. If at any time following the issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement (or any other registration statement relating to the Securities), the Statutory Prospectus or the Prospectus or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Operating Partnership and the Company will promptly notify the Underwriters and will promptly amend or supplement, at their own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission. The Underwriters’ delivery of any such amendment or supplement shall not constitute a waiver of any of the conditions in Section 6 hereof.

(d)    As soon as practicable, the Operating Partnership and the Company will make generally available to its security holders and to the Representatives an earnings statement or statements of the Operating Partnership and the Company and their subsidiaries which will satisfy the provisions of Section 11(a) of the 1933 Act and Rule 158 under the 1933 Act.

(e)    The Operating Partnership and the Company will furnish to the Representatives and counsel for the Underwriters signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement and, so long as delivery of a prospectus by an Underwriter or dealer is or may be (or but for the exception afforded by Rule 172 would be) required by the 1933 Act, as many copies of any preliminary prospectus and the Prospectus as the Representatives may reasonably request.

(f)    Each of the Operating Partnership and the Company represents and agrees that, unless it obtains the prior written consent of the Underwriters, and each Underwriter agrees that, unless it obtains the prior written consent of the Operating Partnership and the Representatives, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission other than the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto. Each of the Issuer Free Writing Prospectuses, if any, identified on Schedule II hereto and free writing prospectuses, if any, consented to by the Operating Partnership, the Underwriters and the Representatives, as applicable, is referred to herein as a “Permitted Free Writing Prospectus.” The Operating Partnership represents that is has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Notwithstanding the foregoing, the Operating Partnership and the Company consent to the use by any Underwriter of a free writing prospectus that contains only (a)(i) information describing the preliminary terms of the Securities or their offering, (ii) information meeting the requirements of Rule 134 of the 1933 Act Regulations or (iii) information that describes the final terms of the Securities or their offering or (b) other customary information that is neither “issuer information,” as defined in Rule 433, nor otherwise an Issuer Free Writing Prospectus.

(g)    The Operating Partnership and the Company will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided, however, that in no event shall the Operating Partnership or the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.

(h)    Between the date of this Agreement and one day after the Closing Date, neither the Operating Partnership nor the Company will, without the Representatives’ prior written consent, offer to sell, enter into any agreement to sell, or sell, any United States dollar-denominated debt securities issued or guaranteed by either the Company or the Operating Partnership having a term of more than one year, other than the Securities.

(i)    The Company will use its reasonable best efforts to meet the requirements to qualify, for the taxable year ending December 31, 2021 and for each of its succeeding taxable years for so long as the Board of Directors of the Company deems it in the best interests of the Company’s stockholders to remain so qualified, for taxation as a REIT under the Code.

(j)    The Operating Partnership and the Company will each use its commercially reasonable efforts to complete the construction of its properties that it owns as of the date hereof in accordance with the descriptions set forth in the Registration Statement, the General Disclosure Package and the Prospectus.

(k)    For so long as the delivery of a prospectus is required by federal or state law in connection with the offering or sale of the Securities, the Operating Partnership and the Company will comply in all material respects with all applicable securities and other applicable laws, rules and regulations, including, without limitation, the Sarbanes-Oxley Act, and the Company will use its best efforts to cause its directors and officers, in their capacities as such, to comply in all material respects with such laws, rules and regulations, including, without limitation, the provisions of the Sarbanes-Oxley Act.

(l)    The Operating Partnership and the Company will file with the Commission such reports as may be required pursuant to Rule 463 under the 1933 Act.

(m)    Neither the Transaction Entities nor the Subsidiaries will take, directly or indirectly, any action designed to, or that would constitute or that might reasonably be expected to, cause or result in, under the 1934 Act or otherwise, stabilization or manipulation of the price of the Notes.

(n)    For so long as the delivery of a prospectus is required by federal or state law in connection with the offering or sale of the Securities, the Operating Partnership and the Company will take such steps as shall be necessary to ensure that none of the Transaction Entities shall become an “investment company” within the meaning of such term under the 1940 Act.

(o)    The Operating Partnership and the Company agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, any preliminary prospectus, the Prospectus, any Permitted Free Writing Prospectus and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of the Guarantee or certificates for the Notes, including any stamp or transfer taxes in connection with the original issuance and sale of the Notes; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum or any supplement thereto and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the jurisdictions referenced in Section 5(g) hereof (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vi) any filings required to be made with the Financial Industry Regulatory Authority (the “FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (vii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Securities, if any; (viii) the fees and expenses of the Operating Partnership and the Company’s accountants, counsel (including local and special counsel) and transfer agent and registrar; (ix) any travel expenses of the Operating Partnership and the Company’s officers and employees and any other expenses of the Operating Partnership or the Company in connection with attending or hosting meetings with prospective purchasers of the Securities; (x) all fees payable in connection with the rating of the Securities by the rating agencies; (xi) all fees and expenses making the Notes eligible for clearance, settlement and trading through the facilities of DTC, (xii) all other costs and expenses incident to the performance by the Operating Partnership and the Company of each of its obligations hereunder; and (xiii) the costs and expenses (including without limitation any damages or other amounts payable in connection with legal or contractual liability) associated with the reforming of any contracts for sale of the Securities made by the Underwriters caused by a breach of the representation contained in the fourth paragraph of Section 1(a) hereof.

(p)    During the period when a prospectus is required (or but for the exception afforded by Rule 172 would be required) to be delivered by the Underwriters under the 1933 Act or the 1934 Act, the Operating Partnership and the Company will (1) comply with all provisions of the 1933 Act and (2) file all documents required to be filed with the Commission pursuant to the 1934 Act or the 1934 Act Regulations within the time periods prescribed therefor.

(q)    If at any time when Notes remain unsold by the Underwriters the Operating Partnership or the Company receives from the Commission a notice pursuant to Rule 401(g)(2) or otherwise ceases to be eligible to use the automatic shelf registration statement form, the Operating Partnership and the Company will (i) promptly notify you, (ii) promptly file a new registration statement or post-effective amendment on the proper form relating to such Securities, in a form and substance satisfactory to you, (iii) use its best efforts to cause such registration statement or post-effective amendment to be declared effective as soon as practicable and (iv) promptly notify you of such effectiveness. The Operating Partnership and the Company will take all other action necessary or appropriate to permit the public offering and sale of the Securities to continue as contemplated in the registration statement that was the subject of the Rule 401(g)(2) notice or for which the Operating Partnership or the Company has otherwise become ineligible. References herein to the “Registration Statement” shall include such new registration statement or post-effective amendment, as the case may be.

(r)    The Operating Partnership and the Company will prepare a final term sheet, in a form approved by the Representatives and substantially in the form set forth in Schedule III to this Agreement, and will file such term sheet pursuant to Rule 433(d) of the 1933 Act Regulations within the time required by such rule (the “Final Term Sheet”). The Operating Partnership acknowledges that the Final Term Sheet is an Issuer Free Writing Prospectus for purposes of this Agreement.

6.    Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Notes shall be subject to the accuracy of the representations and warranties on the part of the Transaction Entities contained herein as of the date hereof, the Applicable Time and the Closing Date, to the accuracy of the statements of the Operating Partnership and the Company made in any certificates pursuant to the provisions hereof, to the performance by the Operating Partnership and the Company of their respective obligations hereunder and to the following additional conditions:

(a)    On the Closing Date, (i) the Registration Statement shall have been filed by the Operating Partnership and the Company with the Commission not earlier than three years prior to the date hereof and became effective upon filing in accordance with Rule 462(e) of the 1933 Act Regulations and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters, and no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Operating Partnership or the Company, (ii) each preliminary prospectus and the Prospectus shall have been filed with the Commission in the manner and within the time period required by Rule 424(b) without reliance on Rule 424(b)(8) (or a post-effective amendment providing such information shall have been filed and become effective in accordance with the requirements of Rule 430B), and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction, (iii) any material required to be filed by the

Operating Partnership pursuant to Rule 433(d) of the 1933 Act Regulations shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433, (iv) the Operating Partnership shall have paid the required Commission filing fees relating to the Securities within the time period required by Rule 456(b)(1)(i) of the 1933 Act Regulations without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the 1933 Act Regulations and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b), and (v) there shall not have come to your attention any facts that would cause you to believe that the General Disclosure Package or the Prospectus, at the time it was, or was required to be, delivered or made available to purchasers of the Securities, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at such time, not misleading.

(b)    The Operating Partnership and the Company shall have requested and caused Dentons US LLP, counsel for the Operating Partnership and the Company, to have furnished to the Representatives their opinion, dated the Closing Date and addressed to the Representatives, to the matters attached as Exhibit A hereto. In rendering such opinion, such counsel may rely (A) as to matters involving the application of laws of any jurisdiction other than the States of Texas, New York, Maryland or Delaware (to the extent limited to Delaware corporate laws) or the federal laws of the United States, to the extent they deem proper and specified in such opinion, upon the opinion of other counsel of good standing whom they believe to be reliable and who are satisfactory to counsel for the Underwriters and (B) as to matters of fact, to the extent they deem proper, on certificates of responsible officers of the Company or the general partner of the Operating Partnership and public officials. Such opinion shall also cover any amendments or supplements thereto at the Closing Date.

In addition, Dentons US LLP shall state that, although such counsel has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the General Disclosure Package or the Prospectus, no facts have come to such counsel’s attention that have caused such counsel to believe that (i) the Registration Statement or any amendment thereto, at the time of filing of the most recent combined Annual Report on Form 10-K of the Operating Partnership and the Company or as of the “new effective date” with respect to the Underwriters and the Securities pursuant to, and within the meaning of, Rule 430B(f)(2), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the General Disclosure Package, at the Applicable Time, included an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or (iii) the Prospectus, or any amendment or supplement thereto, as of their respective issue dates or at the Closing Date, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (in each case, other than the financial statements, related notes and schedules and other financial information included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no statement). With respect to statements contained in the General Disclosure Package, any statement contained in any of the constituent documents that are also part of the General Disclosure Package shall be deemed to be modified or superseded to the extent that any information contained in subsequent constituent documents modifies or replaces such statement.

(c)    The Representatives shall have received from Sidley Austin LLP, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the disclosure in the Registration Statement, the General Disclosure Package and the Prospectus and other related matters as the Representatives may reasonably require, and the Transaction Entities shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters. In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company or the general partner of the Operating Partnership and public officials. In addition, in rendering such opinion, such counsel may rely on and assume the accuracy of an opinion of Dentons US LLP, counsel for the Operating Partnership and the Company, dated as of the Closing Date, with respect to matters of Maryland law.

(d)    Each of the Company and the Operating Partnership shall have furnished to the Representatives a certificate, signed by the Chairman of the Board or President and the principal financial or accounting officer of the Company on behalf of the Company, for itself and as the sole member of the general partner of the Operating Partnership, respectively, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the General Disclosure Package and the Prospectus and any amendments or supplements to the foregoing, as well as this Agreement, and that:

(i)    the representations and warranties of the Transaction Entities in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Transaction Entities have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;

(ii)    no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to the Company’s or Operating Partnership’s knowledge, are threatened by the Commission, no notice of objection of the Commission to the use of such form of registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) of the 1933 Act Regulations has been received by the Company or the Operating Partnership and no order preventing or suspending the use of any preliminary prospectus or the Prospectus shall have been issued by the Commission or the securities authority of any jurisdiction; and

(iii)    since the date of the most recent financial statements included or incorporated or deemed incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (for the avoidance of doubt, exclusive of any amendment or supplement thereto), there has been no Material Adverse Effect, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus (for the avoidance of doubt, exclusive of any amendment or supplement thereto).

(e)    At the date hereof, the Representatives shall have received a letter from Ernst & Young LLP dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(f)    On the Closing Date, the Representatives shall have received a letter, dated the Closing Date, from Ernst & Young LLP to the effect that they reaffirm the statements made in the applicable letter furnished pursuant to subsection (e) of this Section 6, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.

(g)    Subsequent to the date hereof or, if earlier, the dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, there shall not have been (i) any change or decrease specified in the letter or letters referred to in subsection (e) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), earnings, business, assets, prospects or properties of the Transaction Entities and the Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement, the General Disclosure Package and the Prospectus (for the avoidance of doubt, exclusive of any amendment or supplement thereto), or (iii) any downgrading in, or withdrawal of, the rating of any debt securities of, or guaranteed by, the Operating Partnership or the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading action, of such rating).

(h)    On the Closing Date, counsel for the Underwriters shall have been furnished with such other documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Transaction Entities in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

(i)    Prior to the Closing Date, the Operating Partnership and the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(j)    The Securities shall be eligible for clearance, settlement and trading through the facilities of DTC.

(k)    At the Closing Date, the Securities shall be rated at least “Baa3” by Moody’s Investors Service, Inc. and “BBB-” by Standard & Poor’s Ratings Services and the Operating Partnership and the Company shall have delivered to the Representatives evidence reasonably satisfactory to the Representatives confirming that the Securities have such ratings; and since the execution of the Agreement, there shall not have occurred any downgrading in, or withdrawal of, the rating of any debt securities of or guaranteed by the Operating Partnership or the Company by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the 1934 Act), or any public announcement that any such organization has under surveillance or review its rating of any such securities (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating).

Any certificate or document signed by any officer or representative of the Transaction Entities and delivered to the Underwriters, or to counsel for the Underwriters, shall be deemed a representation and warranty by each of the Transaction Entities to the Underwriters as to the statements made therein.

The Transaction Entities will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives reasonably request. The Representatives may in their sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of the Closing Date or otherwise.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Operating Partnership in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the offices of Sidley Austin LLP, counsel for the Underwriters, at 787 Seventh Avenue, New York, New York 10019, on the Closing Date.

7.    Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the

Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10 hereof (other than Section 10(a)(iii)) or because of any refusal, inability or failure on the part of the Operating Partnership or the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Operating Partnership and the Company will, jointly and severally, reimburse the Underwriters severally through the Representatives on demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

8.    Indemnification and Contribution.

(a)    Each of the Transaction Entities agrees, jointly and severally, to indemnify and hold harmless each Underwriter, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Rule 430B Information, or in any amendment to the Registration Statement, or in the General Disclosure Package, any preliminary prospectus, the Prospectus, any Issuer Free Writing Prospectus or any roadshow materials used in connection with the offer of Securities or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in each case other than with respect to the Registration Statement or any amendment thereto, in light of the circumstances under which they were made) not misleading, and agrees, jointly and severally, to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, none of the Transaction Entities will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Operating Partnership by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which any Transaction Entities may otherwise have.

(b)    Each Underwriter, severally and not jointly, agrees to indemnify and hold harmless each of the Transaction Entities and each of the Company’s directors and each of the Company’s and ACCHL’s officers who signed the Registration Statement, and each person who controls the Transaction Entities within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, to the same extent as the foregoing indemnity from the Transaction Entities to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Operating Partnership by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Operating Partnership and the Company acknowledge that the statements set forth under the heading “Underwriting – Conflicts of Interest,” (i) the list of Underwriters and their respective participation in the sale of the Securities, (ii) the sentences related to the concessions and reallowances and (iii) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any preliminary prospectus and the Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnity.

(c)    Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, which consent shall not be unreasonably withheld, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (x) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (y) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)    In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Transaction Entities and the Underwriters agree, severally in proportion to their respective commitments to purchase the Securities specified in Schedule I hereto, to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Transaction Entities and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Transaction Entities on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Transaction Entities and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits, but also the relative fault of the Transaction Entities on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Transaction Entities shall be deemed to be equal to the total net proceeds from the offering of the Securities (before deducting expenses) received by it; and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Transaction Entities on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Transaction Entities and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Transaction Entities within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each officer of ACCHL or the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Transaction Entities subject in each case to the applicable terms and conditions of this paragraph (d).

9.    Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of

Securities set forth opposite their names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five business days, as the Representatives shall determine in order that the required changes in the Registration Statement, the General Disclosure Package and the Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any nondefaulting Underwriter for damages occasioned by its default hereunder.

10.    Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Operating Partnership prior to delivery of and payment for the Securities, (a) if at any time prior to such time, (i) trading in any securities of the Operating Partnership or the Company shall have been suspended or materially limited by the Commission or the New York Stock Exchange (the “NYSE”) or trading in securities generally on the NYSE shall have been suspended or limited or minimum or maximum prices shall have been established on the NYSE, (ii) a general banking moratorium shall have been declared either by federal or New York State authorities, (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic condition, the effect of which on financial markets is such as to make it, in the judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the General Disclosure Package and the Prospectus (for the avoidance of doubt, exclusive of any amendment or supplement thereto), or (iv) a material disruption has occurred in commercial banking or securities settlement or clearance services in the jurisdictions where Securities are offered or (b) as provided in Sections 6 and 9 hereof.

11.    Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Transaction Entities or any officer of any of the Transaction Entities and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Transaction Entities or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.

12.    No Fiduciary Relationship. The Transaction Entities acknowledge and agree that (i) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Operating Partnership or their respective securityholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Operating Partnership with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Operating Partnership on other matters) and no Underwriter has any obligation to the Company or the Operating Partnership with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Operating Partnership, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the transactions contemplated hereby and the Company and the Operating Partnership have each consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate. Any review of the Company, the Operating Partnership, the transactions contemplated hereby or other matters relating to such transactions performed by the Representatives or any Underwriter will be performed solely for the benefit of the Representatives or such Underwriter and shall not be on behalf of the Company or the Operating Partnership or any other person.

13.    Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed or delivered to BofA Securities, Inc. at 1540 Broadway, NY8-540-26-02, New York, New York 10036, Attention: High Grade Transaction Management/Legal, Fax: (212) 901-7881, Email: dg.hg_ua_notices@bofa.com; and to Wells Fargo Securities, LLC at 550 South Tryon Street, 5th Floor, Charlotte, NC 28202, Attention: Transaction Management, Email: tmgcapitalmarkets@wellsfargo.com; or, if sent to the Operating Partnership or the Company, will be mailed or delivered to 12700 Hill Country Blvd., Suite T-200, Austin, Texas 78738, Attention: Daniel Perry, Executive Vice President, Chief Financial Officer, Email: dperry@americancampus.com, with a copy to Dentons US LLP, 2000 McKinney Avenue, Suite 1900, Dallas, Texas 75201, Attention: Toni Weinstein, Email: toni.weinstein@dentons.com.

14.    Recognition of the U.S. Special Recognition Regimes.

(a)    In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)    In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 14, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

15.    Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

16.    Applicable Law. This Agreement and any claim, controversy or dispute relating to or arising out of this Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

17.    Waiver of Jury Trial. The Company, the Operating Partnership, ACCHL and the Underwriters hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

18.    Counterparts. This Agreement may be signed in counterparts (including by facsimile), each of which will constitute an original and all of which taken together will constitute one and the same agreement. The words “execution,” “signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement, the Indenture or the Notes shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

19.    Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

[Signature Page Follows]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a valid and legally binding agreement among the Operating Partnership, the Company and the several Underwriters.

Very truly yours,

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

By: American Campus Communities Holdings, LLC, its general partner, on behalf of itself and the Operating Partnership

By:	/s/ Daniel B. Perry
Name:	Daniel B. Perry
Title:	Vice President, Secretary and Treasurer

AMERICAN CAMPUS COMMUNITIES, INC.

By:	/s/ Daniel B. Perry
Name:	Daniel B. Perry
Title:	Executive Vice President, Chief Financial Officer, Secretary and Treasurer

[Signature Page to American Campus Communities Underwriting Agreement]

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

BofA Securities, Inc. Wells Fargo Securities, LLC as Representatives of the several Underwriters
By:	BOFA SECURITIES, INC.

	By:	/s/ Shawn Cepeda
		Name:	Shawn Cepeda
		Title:	Managing Director

By:	WELLS FARGO SECURITIES, LLC

	By:	/s/ Carolyn Hurley
		Name:	Carolyn Hurley
		Title:	Managing Director

For themselves and the several Underwriters listed on Schedule I hereto

[Signature Page to American Campus Communities Underwriting Agreement]

SCHEDULE I

Underwriters	Principal Amount of Notes to be Purchased
BofA Securities, Inc.	$80,000,000
Wells Fargo Securities, LLC	$80,000,000
Deutsche Bank Securities Inc.	$40,000,000
J.P. Morgan Securities LLC	$40,000,000
PNC Capital Markets LLC	$40,000,000
U.S. Bancorp Investments, Inc.	$40,000,000
Capital One Securities, Inc.	$20,000,000
KeyBanc Capital Markets Inc.	$20,000,000
Piper Sandler & Co.	$20,000,000
Regions Securities LLC	$20,000,000

Total	$400,000,000

S-I

SCHEDULE II

SPECIFY EACH ISSUER FREE WRITING PROSPECTUS INCLUDED IN THE DISCLOSURE PACKAGE

Final Term Sheet in the form set forth in Schedule III hereto

Other Issuer Free Writing Prospectuses: None

S-II

SCHEDULE III

Final Term Sheet

Issuer Free Writing Prospectus filed pursuant to Rule 433

supplementing the Preliminary Prospectus Supplement dated

October 5, 2021 and the Prospectus dated April 29, 2021

Registration Nos. 333-255622 and 333-255622-01

AMERICAN CAMPUS COMMUNITIES OPERATING PARTNERSHIP LP

Fully and unconditionally guaranteed by American Campus Communities, Inc.

$400 million 2.250% Senior Notes due 2029

Issuer:	American Campus Communities Operating Partnership LP

Guarantor:	American Campus Communities, Inc.

Form of Offering:	SEC Registered

Aggregate Principal Amount:	$400 million

Trade Date:	October 5, 2021

Settlement Date:	October 7, 2021 (T+2)

Interest Payment Dates:	January 15 and July 15, commencing January 15, 2022 (short first coupon)

Stated Maturity Date:	January 15, 2029

Coupon:	2.250% per annum

Public Offering Price:	99.928% of the principal amount, plus accrued and unpaid interest, if any from October 7, 2021

Yield to Maturity:	2.261%

Benchmark Treasury:	1.250% due September 30, 2028

Benchmark Treasury Price / Yield:	99-19 / 1.311%

Spread to Benchmark Treasury:	T+95 basis points

Net Proceeds (before expenses):	$397,212,000

Optional Redemption:	The redemption price for notes that are redeemed prior to November 15, 2028 (two months prior to the Stated Maturity Date of the notes) will be equal to the greater of (1) 100% of the principal amount of the notes to be redeemed and (2) the sum of the present values of the remaining scheduled payments of principal of and interest on the notes to be redeemed that would be due if such notes matured on November 15, 2028

S-III

(except that, if such redemption date is not an interest payment date, the amount of the next succeeding scheduled interest payment will be reduced by the amount of unpaid interest accrued thereon to, but not including, such redemption date), discounted to such redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate plus 50 basis points, plus in each case unpaid interest, if any, accrued to, but not including, such redemption date.

The redemption price for notes that are redeemed on or after November 15, 2028 will be equal to 100% of the principal amount of the notes to be redeemed plus unpaid interest, if any, accrued to, but not including, the date of redemption.

CUSIP / ISIN:	024836AH1/US024836AH19

Denominations:	$2,000 x $1,000

Joint Book-Running Managers:	BofA Securities, Inc.
Wells Fargo Securities, LLC Deutsche Bank Securities Inc. J.P. Morgan Securities LLC PNC Capital Markets LLC U.S. Bancorp Investments, Inc.

Co-Managers:	Capital One Securities, Inc.
KeyBanc Capital Markets Inc.
Piper Sandler & Co.
Regions Securities LLC

No PRIIPs KID: No PRIIPs key information document (KID) has been prepared as not available to retail in the European Economic Area or the United Kingdom.

American Campus Communities, Inc. and the issuer have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents that American Campus Communities, Inc. and the issuer have filed with the SEC, including the prospectus supplement, for more complete information about American Campus Communities, Inc., the issuer and this offering. You may get these documents for free by visiting the SEC Web site at www.sec.gov. Alternatively, American Campus Communities, Inc., the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus and the accompanying prospectus supplement if you request it by contacting BofA Securities, Inc., toll free at 1-800-294-1322; and Wells Fargo Securities, LLC, toll free at 1-800-645-3751.

S-IV

Exhibit A

Opinion of Dentons US LLP

1.    The Company is a corporation validly existing and in good standing under the laws of the State of Maryland and is in good standing with the State Department of Assessments and Taxation of Maryland (the “SDAT”). The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect. The Company has the corporate power to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “The Company” and to enter into and perform its obligations under this Agreement, the Indenture and the Guarantee.

2.    The Operating Partnership is a limited partnership validly existing and in good standing under the laws of the State of Maryland and is in good standing with the SDAT. The Operating Partnership is duly qualified to do business as a foreign limited partnership and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect. The Operating Partnership has the limited partnership power to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “The Company” and to enter into and perform its obligations under this Agreement, the Indenture and the Notes. ACCHL is the sole general partner of the Operating Partnership.

3.    ACCHL is a limited liability company validly existing and in good standing under the laws of the State of Maryland and is in good standing with the SDAT. ACCHL has the limited liability company power to own or lease its properties and to conduct its business in all material respects as described in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “The Company”. The Company is the sole member of ACCHL.

4.    The Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and has been duly authorized, executed and delivered by each of the Operating Partnership and the Company and constitutes a valid and legally binding agreement of each of the Operating Partnership and the Company, enforceable against the Operating Partnership and the Company in accordance with its terms.

5.    The Notes have been duly authorized by the Operating Partnership, and when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute valid and legally binding obligations of the Operating Partnership, enforceable against the Operating Partnership in accordance with their terms and will be entitled to the benefits of the Indenture.

6.    The Guarantee has been duly authorized, executed and delivered by the Company, and, when the Notes have been executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will constitute a valid and legally binding agreement of the Company with respect to the Notes, enforceable against the Company in accordance with its terms.

7.    The Indenture, the Notes, and the Guarantee conform in all material respects to the descriptions thereof in the Registration Statement, the General Disclosure Package and the Prospectus.

8.    This Agreement has been duly authorized, executed and delivered by each Transaction Entity which is a party thereto and constitutes the valid and legally binding agreement of each such Transaction Entity, enforceable against each such Transaction Entity in accordance with its terms.

9.    To such counsel’s knowledge, there is no pending or threatened action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the Transaction Entities or the Subsidiaries or their property of a character required to be disclosed in the Registration Statement or the Prospectus which is not adequately disclosed therein, and to such counsel’s knowledge, there is no franchise, contract or other document to which any of the Transaction Entities is a party of a character required to be described in the Registration Statement or the Prospectus, or to be filed as an exhibit thereto, which is not described or filed as required; and the statements included in the Prospectus and the General Disclosure Package under the headings “Description of the Notes and Guarantee,” “Description of Debt Securities and Related Guarantees” and “Federal Income Tax Considerations and Consequences of Your Investment,” as supplemented by “Supplemental Federal Income Tax Considerations,” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are in all material respects accurate and fair summaries of such legal matters, agreements, documents or proceedings.

10.    The Registration Statement and the Prospectus (other than the financial statements and other financial information contained therein and the Trustee’s Statement of Eligibility on Form T-1, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the 1933 Act and the 1933 Act Regulations, as applicable.

11.    The documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the 1934 Act (other than the financial statements and schedules and other financial data included or incorporated by reference therein or omitted therefrom, as to which such counsel need express no opinion), when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the 1934 Act and the 1934 Regulations, as applicable.

12.    None of the Transaction Entities is, and, after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Prospectus and the General Disclosure Package, none of the Transaction Entities will be, required to register as an “investment company” as defined in the 1940 Act.

13.    The execution and delivery by the Company and the Operating Partnership of this Agreement, the Indenture and, as applicable, the Notes and the Guarantee and the performance by such persons of their respective obligations thereunder and the consummation of the transactions contemplated thereby, did not, and do not, (i) require any consents, approvals, authorizations or orders to be obtained by the Company, ACCHL or the Operating Partnership, or (ii) require any registrations, declarations or filings to be made by the Company, ACCHL or the Operating Partnership, in each case, under any Maryland statute, rule or regulation applicable to the Company, ACCHL or the Operating Partnership or, to our knowledge, any court or other governmental agency or body, except in the cases of each of clauses (i) and (ii) of this paragraph, for (a) any such items that been obtained under the 1933 Act or (b) any such items as may be required under the state securities or blue sky laws of any jurisdiction in connection with the sale and issuance of the Securities by the Underwriters in the manner contemplated in this Agreement and in the Prospectus and the General Disclosure Package and such other approvals as have been obtained.

14.    The execution and delivery by the Company and the Operating Partnership of this Agreement, the Indenture and, as applicable, the Notes and the Guarantee and the performance by such persons of their respective obligations thereunder and the consummation of the transactions contemplated thereby, did not, and do not, (i) violate any provision of the certificate of incorporation, by-laws, certificate of formation, the operating agreement or partnership agreement (or similar organizational documents) of the Company, the Operating Partnership or ACCHL, as applicable, (ii) violate any law, rule or regulation of any Governmental Authority applicable to any such party, (iii) violate the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument listed on Schedule A to this opinion (collectively, the “Material Contracts”), or (iv) to such counsel’s knowledge, violate any Maryland law, or any decree, rule or regulation of any Maryland governmental authority applicable to the Company, ACCHL or the Operating Partnership, or New York or United States federal statute, law, rule, regulation, judgment, order or decree applicable to the Transaction Entities of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Transaction Entities or any of their properties (other than state securities or blue sky laws as to which such counsel need express no opinion), except in the case of clauses (iii) and (iv) of this paragraph, any violation that would not have, or reasonably be expected to have, a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and, as applicable, the Notes and the Guarantee or the performance by the Transaction Entities of their respective obligations thereunder.

15.    The Operating Partnership Agreement constitutes the valid and binding obligation of each of the Company and ACCHL, enforceable against the Company and ACCHL, as the case may be, in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally and subject, as to enforceability, to general principles of equity and, with respect to equitable relief, the discretion of the court before which any proceeding therefor may be brought (regardless of whether enforcement is sought in a proceeding at law or in equity).

16.    To such counsel’s knowledge, there are no contracts, agreements or understandings between the Company or the Operating Partnership and any person granting such person any registration rights with respect to any of their respective equity securities that are exercisable as a result of the filing or effectiveness of the Registration Statement, the General Disclosure Package and the Prospectus.

17.    Each subsidiary listed on Schedule B hereto (each, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) is validly existing as a corporation, limited partnership or limited liability company in good standing under the laws of the jurisdiction in which such Significant Subsidiary is organized, with full power and authority (corporate or otherwise) to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus, and is duly qualified to do business as a foreign corporation, limited partnership or limited liability company and is in good standing under the laws of each jurisdiction which requires such qualification, except to the extent that the failure to be so qualified would not have, or reasonably be expected to have, a Material Adverse Effect. Other than the Significant Subsidiaries listed on Schedule B hereto, the Operating Partnership has no “significant subsidiaries” as such term is defined in Rule 1-02 of Regulation S-X of the rules and regulations of the Commission under the Act.

18.    The execution and delivery by the Company and the Operating Partnership of this Agreement, the Indenture and, as applicable, the Notes and the Guarantee and the performance by such persons of their respective obligations thereunder and the consummation of the transactions contemplated thereby, did not, and do not, (i) violate the certificate of incorporation, by-laws, certificate of formation, the operating agreement or partnership agreement (or similar organizational documents) of the Significant Subsidiaries or (ii) to such counsel’s knowledge, violate any Texas, Delaware, Maryland corporate or United States federal statute, law, rule, regulation, judgment, order or decree applicable to the Significant Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Significant Subsidiaries or any of their properties (other than state securities or blue sky laws as to which we express no opinion), except in the case of clause (ii) of this paragraph, any violation that would not have, or reasonably be expected to have, a Material Adverse Effect and would not materially and adversely affect the consummation of the transactions contemplated in this Agreement, the Indenture and, as applicable, the Notes and the Guarantee or the performance by the Transaction Entities of their respective obligations thereunder.

19.    All of the outstanding capital stock and limited liability company and limited partnership ownership interests of each Significant Subsidiary have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Registration Statement, the General Disclosure Package and the Prospectus, all such capital stock and outstanding ownership interests of the Significant Subsidiaries are owned by the Operating Partnership either directly or through wholly owned subsidiaries, to such counsel’s knowledge, after due inquiry, free and clear of any security interest, claim, lien or encumbrance, except for such security interests, claims, liens or encumbrances that would not have, or reasonably be expected to have, a Material Adverse Effect; and to such counsel’s knowledge, none of such outstanding capital stock or ownership interests of any Significant Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary.

20.    The information in the Company’s Annual Report on Form 10-K for the year ended December 31, 2020 under the caption “Risk Factors—Risks Related to Our Organization and Structure” and in the Registration Statement and the Prospectus under the caption “Description of Capital Stock,” as of the date of the Form 10-K or the date of the Prospectus, respectively, and as of the date hereof, insofar as such information relates to provisions of Maryland law or the Company’s, ACCHL’s or the Operating Partnership’s organizational documents, constitutes a fair summary of such provisions of Maryland law or the Company’s, ACCHL’s or the Operating Partnership’s organizational documents, and is accurate in all material respects.

21.    (i) The Company has been organized in conformity with the requirements for qualification and taxation as a REIT for the taxable years ended December 31, 2015 through 2020; (ii) as of the date hereof, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code; and (iii) the current and proposed method of operation of the Transaction Entities, as described in the Registration Statement, the General Disclosure Package and the Prospectus and as represented by the Company and the Operating Partnership, will permit the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code.

We further inform you that:

(a)    the Registration Statement has become effective under the Act; any required filing of the Prospectus, and any supplements thereto, pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); to our knowledge, no stop order suspending the effectiveness of the Registration Statement, or notice objecting to its use pursuant to Rule 401(g)(2), or order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no proceedings for that purpose have been instituted or threatened; and

(b)    to our knowledge, the percentage interest of the Company in the Operating Partnership is approximately 99.6% and the percentage interest of ACCHL in the Operating Partnership is less than 1%.

Schedule A

Amended and Restated Partnership Agreement of American Campus Communities Operating Partnership LP.

First Amendment to Amended and Restated Agreement of Limited Partnership of American Campus Communities Operating Partnership LP, dated as of March 1, 2006, between American Campus Communities Holdings LLC and those persons who have executed such amendment as limited partners.

American Campus Communities, Inc. 2004 Incentive Award Plan.

Amendment No. 1 to American Campus Communities, Inc. 2004 Incentive Award Plan, dated as of November 2, 2007.

Amendment No. 2 to American Campus Communities, Inc. 2004 Incentive Award Plan, dated as of March 5, 2008.

American Campus Communities, Inc. 2010 Incentive Award Plan.

American Campus Communities, Inc. 2018 Incentive Award Plan.

American Campus Communities Services, Inc. Deferred Compensation Plan, as amended and restated effective as of January 1, 2020.

PIU Grant Notices (including Registration Rights).

Indemnification Agreement between American Campus Communities, Inc. and certain of its directors and officers.

Employment Agreement, dated as of August 11, 2004, between American Campus Communities, Inc. and William C. Bayless, Jr.

Amendment No. 1 to Employment Agreement, dated as of April 28, 2005, between American Campus Communities, Inc. and William C. Bayless, Jr.

Amendment No. 2 to Employment Agreement, dated as of November 1, 2007, between American Campus Communities, Inc. and William C. Bayless, Jr.

Third Amendment to Employment Agreement, dated as of March 23, 2010, between American Campus Communities, Inc. and William C. Bayless, Jr.

Fourth Amendment to Employment Agreement, dated as of January 10, 2017, between American Campus Communities, Inc. and William C. Bayless, Jr.

Fifth Amendment to Employment Agreement, dated as of February 24, 2021, between American Campus Communities, Inc. and William C. Bayless, Jr.

Sixth Amendment to Employment Agreement, dated as of August 24, 2021, between American Campus Communities, Inc. and William C. Bayless, Jr.

Employment Agreement, dated as of April 18, 2005, between American Campus Communities, Inc. and James C. Hopke.

Amendment No. 1 to Employment Agreement, dated as of November 1, 2007, between American Campus Communities, Inc. and James C. Hopke.

Second Amendment to Employment Agreement, dated as of March 23, 2010, between American Campus Communities, Inc. and James C. Hopke.

Third Amendment to Employment Agreement, dated as of December 2, 2013, between American Campus Communities, Inc. and James C. Hopke.

Fourth Amendment to Employment Agreement, dated as of May 20, 2014, between American Campus Communities, Inc. and James C. Hopke, Jr.

Fifth Amendment to Employment Agreement, dated as of January 10, 2017, between American Campus Communities, Inc. and James C. Hopke, Jr.

Employment Agreement, dated as of May 4, 2011, between American Campus Communities, Inc. and William W. Talbot.

First Amendment to Employment Agreement, dated as of November 2, 2012, between American Campus Communities, Inc. and William W. Talbot.

Employment Agreement, dated as of May 4, 2011, between Daniel B. Perry and American Campus Communities, Inc.

First Amendment to Employment Agreement, dated as of November 2, 2012, between Daniel B. Perry and American Campus Communities, Inc.

Second Amendment to Employment Agreement, dated as of January 10, 2017, between American Campus Communities, Inc. and Daniel B. Perry.

Employment Agreement, dated as of October 16, 2013, between American Campus Communities, Inc. and Jennifer Beese.

First Amendment to Employment Agreement, dated as of January 10, 2017, between American Campus Communities, Inc. and Jennifer Beese.

Second Amendment to Employment Agreement, dated as of August 24, 2021, between American Campus Communities, Inc. and Jennifer Beese.

Confidentiality and Noncompetition Agreement, dated as of August 11, 2004, between American Campus Communities, Inc. and William C. Bayless, Jr.

Confidentiality and Noncompetition Agreement, dated as of April 18, 2005, between American Campus Communities, Inc. and James C. Hopke, Jr.

Confidentiality and Noncompetition Agreement, dated as of May 4, 2011, between American Campus Communities, Inc. and William W. Talbot.

Confidentiality and Noncompetition Agreement, dated as of May 4, 2011, between American Campus Communities, Inc. and Daniel B. Perry.

Confidentiality and Noncompetition Agreement, dated as of October 16, 2013, between American Campus Communities, Inc. and Jennifer Beese.

Sixth Amended and Restated Credit Agreement, dated as of May 12, 2021, among American Campus Communities Operating Partnership LP, as Borrower; American Campus Communities, Inc., as Parent Guarantor; any Additional Guarantors (as defined therein) acceding thereto pursuant to Section 7.05 thereof; the banks, financial institutions and other lenders listed on the signature pages thereof as the Initial Lenders, Initial Issuing Bank and Swing Line Bank; KeyBank National Association, as Administrative Agent; KeyBanc Capital Markets Inc., J.P. Morgan Securities LLC and Capital One National Association, as Joint Lead Arrangers; JPMorgan Chase Bank, N.A. and Capital One National Association, as Co-Syndication Agents; Bank of America, N.A., U.S. Bank National Association and Regions Bank, as Co-Documentation Agents; and PNC Capital Markets LLC, as Sustainability Agent.

Registration Rights and Lock-Up Agreement, dated as of March 1, 2006, between American Campus Communities, Inc. and each of the persons who are signatory thereto.

Tax Matters Agreement, dated as of March 1, 2006, among American Campus Communities Operating Partnership LP, American Campus Communities, Inc., American Campus Communities Holdings LLC and each of the limited partners of American Campus Communities Operating Partnership LP who have executed a signature page thereto.

Registration Rights and Lock-Up Agreement, dated as of September 14, 2012, between American Campus Communities, Inc., American Campus Communities Operating Partnership LP and each of the persons who are signatories thereto.

Letter Agreement Regarding Issuance of OP Units, dated September 26, 2013, between Hallmark Student Housing Lexington, LLC, on one hand, and ACC OP (Lexington) LLC and American Campus Communities Operating Partnership LP, on the other hand.

Equity Distribution Agreement, dated May 3, 2021, between American Campus Communities, Inc. and American Campus Communities Operating Partnership LP, on one hand, and BofA Securities, Inc., on the other hand.

Equity Distribution Agreement, dated May 3, 2021, between American Campus Communities, Inc. and American Campus Communities Operating Partnership LP, on one hand, and Deutsche Bank Securities Inc., on the other hand.

Equity Distribution Agreement, dated May 3, 2021, between American Campus Communities, Inc. and American Campus Communities Operating Partnership LP, on one hand, and J.P. Morgan Securities LLC, on the other hand.

Equity Distribution Agreement, dated May 3, 2021, between American Campus Communities, Inc. and American Campus Communities Operating Partnership LP, on one hand, and KeyBanc Capital Markets Inc., on the other hand.

Cooperation Agreement, dated as of January 27, 2021, between American Campus Communities, Inc., on one hand, and Land & Buildings Capital Growth Fund, LP, L & B Real Estate Opportunity Fund, LP, Land & Buildings GP LP, L&B Opportunity Fund, LLC, Land & Buildings Investment Management, LLC and Jonathan Litt, on the other hand.

Schedule B

Significant Subsidiary	State of Incorporation or Formation
American Campus Communities Services, Inc.	Delaware
GMH Communities, LP	Delaware
ACC OP (ASU SCRC) LLC	Delaware